EXHIBIT 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398
DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY

March 3, 2021

One Stop Systems, Inc.

2235 Enterprise Street, Suite 110

Escondido, CA 92029

Re:	Registration Statement on Form S-3 and Prospectus Supplement

Ladies and Gentlemen:

We have acted as special counsel to One Stop Systems, Inc., a Delaware corporation (the “Company”), in connection with: (i) a registration statement on Form S-3 (as amended from time-to-time, the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) on May 15, 2019, which was declared effective on June 19, 2019, (ii) a base prospectus dated June 19, 2019 (the “Base Prospectus”), and (iii) a prospectus supplement, dated March 1, 2021 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), to the Base Prospectus which forms a part of the Registration Statement, relating to the issuance and sale of an aggregate of 1,497,006 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 1, 2021 (the “Purchase Agreement”), by and among the Company and certain purchasers listed on the signature pages thereto, and that certain Placement Agency Agreement, dated as of March 1, 2021 (the “Placement Agreement”), by and among A.G.P./Alliance Global Partners (“A.G.P.”), The Benchmark Company, LLC (“Benchmark”, and together with A.G.P., the “Placement Agents”), and the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the

One Stop Systems, Inc.

March 3, 2021

Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

The Shares, which have been registered pursuant to the Registration Statement and are described in the Prospectus, are duly authorized and when issued, sold and delivered against payment therefor as described in the Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to (i) the General Corporation law of the State of Delaware, and (ii) those Federal securities laws, rules, and regulations of the United States of America, in each case, which in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Delaware, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act, provided, however, that no portion of this letter may be quoted, circulated or referred to in any other document or for any other purpose without our prior written consent.

We consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on March 3, 2021. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP